EXHIBIT 10.1
AMENDMENT No. 2 TO CONSULTING AGREEMENT

This AMENDMENT No. 2 TO CONSULTING AGREEMENT (this “Amendment”), is made and entered into effective as September 8, 2021 by and between Citizens, Inc. (the “Company”), and Gerald W. Shields (the “Consultant”).
RECITALS:
WHEREAS, the Company and Consultant are parties to that certain Consulting Agreement, dated August 5, 2020 (the “Consulting Agreement”); and
WHEREAS, the Board of the Directors of the Company met on September 8, 2021 and approved the addition of a short term incentive bonus of up to $700,000 to the Consultant’s compensation structure;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Section 5 of the Consulting Agreement shall be amended to add the following paragraph:
“Citizens and Consultant agree that Consultant shall be eligible to earn a short-term cash incentive bonus for acting as interim CEO in 2021, of up to $700,000 (the “STI Opportunity”). Such STI may be pro-rated for the number of days in 2021 that the Consultant acts as interim CEO if a new CEO is appointed prior to December 31, 2021. The earn-out of the STI Opportunity will be based on the 2021 Milestones approved by the Board of Directors for 2021.”
2.    Except for the amendment to the Consulting Agreement set forth above, the terms and conditions of the Consulting Agreement, as amended to date, shall continue in full force and effect.
The parties have executed and delivered this Amendment on the date first written above.

COMPANY:
Citizens, Inc.
By:
Name: J.D. “Chip” Davis
Title: Chairman of the Board of Directors

CONSULTANT:

Gerald W. Shields

58